Company Contact:
Valerie V. Vekkos
Investor Relations
(760) 438-4004
ir@xenonics.com

Xenonics Announces Fourth Quarter 2006 and 2007 Outlook

Company To Host Conference Call December 14, 2006

CARLSBAD, CA — November 30, 2006 — XENONICS HOLDINGS, INC. (AMEX:XNN) will file its 4Q06 and year end (September 30, 2006) results on December 14, 2006. The Company will have a conference call to discuss year end results and 2007 expectations on December 14. Xenonics will report a significant increase in 4Q06 revenue compared to 4Q05, as well as a substantial profit for the quarter. The Company expects that this trend will continue with increased revenue and profits for the year 2007.

The marketing roll out of SuperVision™ is well underway, with manufacturing scheduled for January 2007. The Company expects SuperVision™ to have a major impact on its revenue and profit in 2007. The allowance for patent protection previously announced will place SuperVision™ in a unique market position. At the same time, military programs for NightHunter illumination systems which have been discussed are now becoming a reality.

“We are in a rapid growth mode and expect to return significant shareholder value. The recent stock price decline cannot be explained. In my opinion, the current stock price does not reflect the Company’s performance and potential,” said Alan Magerman, Chairman of the Board.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra high intensity illumination and low light viewing products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunter® products are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technologies, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination and low light viewing technologies and represent the next generation in small, high intensity, high efficiency illumination and low light viewing systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
This news release contains forward-looking statements that reflect our management’s current views about future events and financial performance. Forward-looking statements often contain words such as “expects,” “anticipates,” “intends,” “believes” or “will.” Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, the adverse effect of competition, delays in the production or shipment of our products and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB and quarterly report on Form 10-QSB. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

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